SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C.  20549




                                          FORM 10-Q



                   Quarterly Report Under Section 13 or 15(d) of
                        the Securities Exchange Act of 1934



For Quarter Ended June 30, 1998                        Commission file number
1-4881









AVON PRODUCTS, INC.
(Exact name of registrant as specified in its charter)





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EXHIBITS

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                            AVON PRODUCTS, INC.

                             INDEX TO EXHIBITS



Exhibit
Number                    Description
-------                   -----------
10.1 --Stock Option Agreement between Avon and Charles R. Perrin dated June 4, 1998.
10.2    --Stock Option Agreement between Avon and Andrea Jung dated June 4,
1998.
27      --Financial Data Schedule.